As filed with the Securities and Exchange Commission on September 17, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	94-3248524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(650) 624-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James M. Gower

Chairman of the Board and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, CA 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-148838

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	$13,000,000	$725.40

(1)	There are being registered hereunder such indeterminate number of shares of Common Stock as shall have an aggregate initial offering price not to exceed $13,000,000.

(2)	The proposed maximum aggregate offering price per share will be determined by the Registrant in connection with the issuance by the Registrant of the shares of Common Stock registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register an additional $13,000,000 of the Registrant’s common stock, par value $0.001 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-148838), originally filed with the Securities and Exchange Commission on January 24, 2008 and as amended by Post-Effective Amendment No. 1 to Form S-3, filed with the Securities and Exchange Commission on February 26, 2009, and Post-Effective Amendment No. 2 to Form S-3, filed with the Securities and Exchange Commission on February 27, 2009 and declared effective by the Securities and Exchange Commission on April 30, 2009, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 17th day of September, 2009.

RIGEL PHARMACEUTICALS, INC.

By:	/S/ JAMES M. GOWER
	Name:	James M. Gower
	Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the date set forth opposite their name.

Signature	Title	Date

/S/ JAMES M. GOWER	Chairman of the Board, Chief
James M. Gower	Executive Officer and Director (Principal Executive Officer)	September 17, 2009

/S/ RYAN D. MAYNARD	Vice President and Chief
Ryan D. Maynard	Financial Officer (Principal Accounting and Financial Officer)	September 17, 2009

*	Executive Vice President, Chief
Donald G. Payan	Scientific Officer and Director	September 17, 2009

*	Director
Jean Deleage		September 17, 2009

*	Director
Bradford S. Goodwin		September 17, 2009

*	Director
Gary A. Lyons		September 17, 2009

*	Director
Walter H. Moos		September 17, 2009

*	Director
Hollings C. Renton		September 17, 2009

*	Director
Peter S. Ringrose		September 17, 2009

*	Director	September 17, 2009
Stephen A. Sherwin

*By:	/s/ JAMES M. GOWER
James M. Gower Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description of the Document

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1	Power of Attorney (1)

(1)          Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-148838), filed with the Securities and Exchange Commission on January 24, 2008, and incorporated by reference herein.

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